UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
     On July 2, 2008, Plains All American Pipeline, L.P. (“PAA”) issued a press release announcing that a wholly owned subsidiary of Occidental Petroleum Corporation (“OXY”), has entered into definitive agreements to acquire directly from the existing owners an aggregate 10% equity interest in the general partner of PAA, consisting of 10% of the Class A units in Plains AAP, L.P. (“Plains AAP,” the sole member of PAA GP LLC, which is the general partner of PAA) and a 10% member interest in Plains All American GP LLC (“GP LLC,” the general partner of Plains AAP). Collectively, Plains AAP and GP LLC directly or indirectly own all of the 2% general partnership interest and incentive distribution rights of PAA. In addition, OXY has committed to invest in PAA’s common units in conjunction with PAA’s future capital raising efforts, subject to certain conditions. A copy of the press release is furnished as Exhibit 99.1 hereto.
     Closing of the transactions is subject to certain customary closing conditions. In addition, the sale of certain of the interests is subject to receipt of consent under the credit facility of one of the owners. However, to facilitate the certainty of the transaction, other owners have agreed to sell additional interests such that OXY will acquire an aggregate 10% equity interest, whether or not such consent is obtained. Closing is expected to occur within 45 days of signing.
     In connection with the closing, various amendments will be made to the limited liability company agreement of GP LLC and the limited partnership agreement of Plains AAP (the “GP charter documents”). Under the GP charter documents, as amended, OXY will have the right to send an observer to meetings of the board of directors of GP LLC. Under certain circumstances involving changes in upper-level management, OXY will have the power to designate a director to serve on the board.
     To facilitate the transaction, the current owners have waived the right of first refusal (“ROFR”) that would otherwise generally apply to any transfer of interest under the GP charter documents. Similarly, all parties have waived the ROFR for a period of six months with respect to future transfers of up to an aggregate of 10% of the Class A units of Plains AAP and the member interest in GP LLC, provided such transfers are recommended by the management of GP LLC and the consideration per unit of ownership is equal to or greater than the consideration per equivalent unit paid by OXY.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
     Exhibit 99.1 Press Release dated July 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: July 2, 2008	By:	PAA GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release dated July 2, 2008.